UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    June 14, 2005
                                                   ----------------------------

                       Cherokee International Corporation
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      000-50593                95-4745032
-------------------------------------------------------------------------------
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)

        2841 Dow Avenue, Tustin, California                     92780
-------------------------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    (714) 544-6665
                                                     --------------------------

                                Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

As described in Item 8.01 below, on June 14, 2005, Cherokee International Corporation (the "Company") named Mr. Mukesh Patel to the position of Executive Vice President, Global Operations. In connection with this appointment, the Company will pay an annual salary of $185,500 to Mr. Patel. In addition, the Company granted Mr. Patel an option to purchase 40,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company. The option has a per share exercise price equal to $3.89, the price per share of the Common Stock as reported on the Nasdaq National Market as of the close of trading on June 14, 2005, and vests in four equal annual installments commencing on the anniversary of the date of the grant.

Mr. Patel is also eligible to receive a maximum bonus of 92.5% of his base salary pursuant to the terms and conditions of the Company's 2005 cash incentive compensation program. The program ties bonus compensation payable for 2005 to the achievement of certain sales and operating margin targets. Performance will be calculated at the end of the Company's fiscal year 2005, and any bonus payments will be made early in 2006. In addition, Mr. Patel is eligible to receive a one-time bonus payment of $30,000, to be paid in the first quarter of 2006, in the event that the Company's manufacturing facility in the People's Republic of China completes the production of a prototype or enters into production by December 31, 2005.

In addition, on June 16, 2005, the Company entered into a severance agreement with Mr. Patel which provides that, in the event that the Company terminates Mr. Patel's employment without "cause" (as such term is defined in the agreement), the Company will be obligated to make a severance payment to Mr. Patel in an amount equal to his annual base salary then in effect.

Item 8.01         Other Events.

On June 14, 2005, the Company appointed Mr. Mukesh Patel to the position of Executive Vice President, Global Operations. A copy of the Company's press release regarding Mr. Patel's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits.

         10.1 Severance Agreement, dated as of June 16, 2005, by and between Mukesh Patel and Cherokee International Corporation.

         99.1     Press Release dated June 16, 2005.

                                   Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHEROKEE INTERNATIONAL CORPORATION


Date: June 16, 2005                        By: /s/ Van Holland
                                               --------------------------------
                                               Name:  Van Holland
                                               Title: Chief Financial Officer